Exhibit 10.1
SIXTEENTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This SIXTEENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 3, 2018, is by and among COVENANT TRANSPORT, INC., a Tennessee corporation (“CTI”), CTG LEASING COMPANY, a Nevada corporation (“CTGL”), SOUTHERN REFRIGERATED TRANSPORT, INC., an Arkansas corporation (“SRT”), COVENANT ASSET MANAGEMENT, LLC, a Nevada limited liability company (“CAM”), COVENANT TRANSPORT SOLUTIONS, LLC, a Nevada limited liability company formerly known as Covenant Transport Solutions, Inc. (“CTS”), STAR TRANSPORTATION, INC., a Tennessee corporation (“Star”), and COVENANT LOGISTICS, INC., a Nevada corporation (“Logistics”, and together with CTI, CTGL, SRT, CAM, CTS, and Star individually an “Existing Borrower” and collectively, “Existing Borrowers”), LANDAIR TRANSPORT, INC. (“LA Transport”), LANDAIR LOGISTICS, INC. (“LA Logistics”), and LANDAIR LEASING, INC. (“LA Leasing”), each a Tennessee corporation (LA Transport, LA Logistics, and LA Leasing, individually, a “New Borrower” and collectively, “New Borrowers”, and together with the Existing Borrowers, “Borrowers”), COVENANT TRANSPORTATION GROUP, INC., a Nevada corporation and the owner (directly or indirectly) of all of the issued and outstanding capital stock of Borrowers (“Parent”), DRIVEN ANALYTIC SOLUTIONS, LLC, a Nevada limited liability company (“DAS”), TRANSPORT MANAGEMENT SERVICES, LLC, a Tennessee limited liability company (“TMS” and together with DAS and Parent, individually, an “Existing Guarantor” and collectively, the “Existing Guarantors”), LANDAIR HOLDINGS, INC., a Tennessee corporation (“New Guarantor”, and together with Existing Guarantors, individually, a “Guarantor” and collectively, “Guarantors”), the Lenders (defined below) party to this Amendment, and BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (in such capacity, “Agent”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (defined below).
R E C I T A L S:

A.          Existing Borrowers, Parent, the other Existing Guarantors, the lenders from time to time party thereto (the “Lenders”) and the Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of September 23, 2008 (as previously amended, and as otherwise amended, restated or modified from time to time, the “Credit Agreement”).
B.          Existing Borrowers have advised the Administrative Agent that Parent desires to acquire one hundred percent (100%) of the outstanding Equity Interests of LA Holdings, which acquisition would be financed with both the proceeds of Revolver Loans and new Debt to be secured by Liens on certain Revenue Equipment that is not Daimler Revenue Equipment (the “Contemplated Transaction”).  LA Holdings is the direct parent of each of LA Transport, LA Logistics, and LA Leasing (LA Holdings, LA Transport, LA Logistics and LA Leasing, collectively, the “Landair Entities”).
C.          The Contemplated Transaction, if consummated, would constitute a Restricted Investment not otherwise permitted under Section 10.2.4 the Credit Agreement, the additional Debt to be incurred would not be permitted under Section 10.2.1 of the Credit Agreement, and the Liens granted in connection with such additional Debt would not be permitted under Section 10.2.2 of the Credit Agreement.
D.          Obligors have requested that Agent and Lenders consent to the Contemplated Transaction and make certain other amendments to the Credit Agreement, and Agent and Lenders are willing to do so on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and other good and valuable consideration, the parties hereto agree as follows:

1.          Recitals.  The foregoing Recitals are accurate and are incorporated herein and made a part hereof for all purposes.
2.          Consent.
(a)    Consent and Acknowledgment.  Subject to the satisfaction of the conditions precedent set forth in Section 2(b) hereof, each of the undersigned Agent and Lenders hereby consent to the Contemplated Transaction.
(b)    The effectiveness of Lender’s consent and agreement contained in Section 2(a) hereof is subject to satisfaction of each of the following conditions precedent as determined by Agent:
(i) Agent shall have received one or more counterparts of this Amendment duly executed by each of Borrowers, Guarantors and Lenders;
(ii) At the time of the Contemplated Transaction and immediately after giving effect thereto, no Default or Event of Default exists;
(iii) Borrowers have made available to Agent, (A) prior to the proposed date of consummation of the Contemplated Transaction (the “Proposed Consummation Date”), copies of lien search results and organizational documents with respect to each Landair Entity, (B) prior to the Proposed Consummation Date, draft copies of all proposed acquisition agreements and all related transactions documents, together with all schedules thereto (followed by updated drafts as the same are generated), and (C) promptly upon Agent’s request, such other due diligence information as may be reasonably requested by Agent, in each case which Agent shall have reviewed and found acceptable in all respects; and
(iv) Contemporaneous with the consummation of the Contemplated Transaction, Agent shall have received (to the extent not listed in clause (iii) above) each of the documents referenced on the closing checklist attached as Exhibit A hereto.
Notwithstanding the joinder of LA Transport, LA Logistics and LA Leasing (collectively, “New Borrowers”) as Borrowers under the Credit Agreement, no Accounts or other Collateral of New Borrowers shall be included in any calculation of the Borrowing Base until completion of all field exams, appraisals, audits and other evaluation of Collateral in a manner and with results acceptable to Agent.
(c)    Limited Consent.  Parent, Borrowers, and the other Guarantors acknowledge that the consents and waivers in this Section 2 are granted by the Agent and the Lenders only for the specific instance and for the limited purpose set forth herein and shall not in any manner create a course of dealing or otherwise impair the future ability of the Agent to declare a Default or Event of Default or otherwise enforce the terms of any Loan Document if any similar or related transactions arise, or otherwise.  Except as expressly set forth herein, each term and provision of the Credit Agreement continues in full force and effect.

3.         Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
(a)       Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in proper alphabetical sequence:
Citibank Receivables Purchase Agreement: that certain Supplier Agreement between Citibank, N.A., Landair Transport, Inc., and Landair Logistics, Inc., pursuant to which Citibank, N.A. purchases certain Accounts owing to such Borrowers by Mars, Incorporated and its Subsidiaries and Affiliates.
Landair Borrower:  each of Landair Transport, Inc., Landair Logistics, Inc., and Landair Leasing, Inc., each a Tennessee corporation.
Landair Receivable Purchase Program:  each of the following:  (a) the sale of Accounts owing to a Landair Borrower by Mars, Incorporated or its Affiliates pursuant to the Citibank Receivables Purchase Agreement, (b) the sale of Accounts owing to a Landair Borrower from Sonoco Products Company pursuant to one or more agreements between such Landair Borrower and Priority Payment Systems, (c) the sale of Accounts owing to a Landair Borrower from US Foods pursuant to one or more agreements between such Landair Borrower and US Bank/Syncada, and (d) the sale of Accounts owing to a Landair Borrower from the United States Marine Corps pursuant to one or more agreements between such Landair Borrower and US Bank/Syncada.
 (b)      The definition of “Excluded Assets” in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (d) thereof and replacing it with the following:
(d) (i) any Daimler Revenue Equipment for so long as it secures the Daimler Credit Facility and (ii) Revenue Equipment and identifiable proceeds thereof in which a Lien is granted by the applicable grantor to secure Debt in an amount not to exceed $55,000,000 to facilitate Parent’s acquisition of one hundred percent (100%) of the outstanding Equity Interests of Landair Holdings, Inc. on or about July 3, 2018, and refinancing Debt in respect thereof that satisfies the Refinancing Conditions.
(c)      The definition of “Eligible Account” in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the “or” immediately preceding clause (p) thereof, and (ii) adding the following new clause (q) immediately after clause (p):

or (q) so long as the Landair Receivable Purchase Program applicable to Accounts owing by such Account Debtor is in effect, Accounts owing to a Landair Borrower by (i) Mars, Incorporated or any of its Affiliates, (ii) Sonoco Products Company, (iii) US Foods, or (iv) the United States Marine Corps.

(d)     The definition of “Other Agreements” in Section 1.1 of the Credit Agreement is hereby amended by adding the phrase “the Citibank Intercreditor Agreement;” immediately after the phrase “the Lien Waivers;” contained therein.

(e)     The definition of “Permitted Asset Disposition” in Section 1.1 of the Credit Agreement is hereby amended by deleting the “or” immediately preceding clause (A)(f) thereof and adding the following new clause (A)(g) immediately after clause (A)(f):

any disposition of an Account owing by an Account Debtor pursuant to a Landair Receivables Purchase Program, so long as (i) the Net Proceeds thereof are remitted to Agent for application against outstanding Obligations, and (ii) for the period beginning September 1, 2018 and thereafter, an intercreditor agreement between Agent and the purchaser of such Accounts, in form and substance acceptable to Agent, is in effect.
(f)       Section 10.2.1 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (n) thereof, (ii) deleting the “.” At the end of clause (o) and substituting “; and” in lieu thereof, and (iii) adding the following new clause (p) at the end thereof:

(p)     for the period beginning July 3, 2018 and ending no later than the first expiry date to occur thereafter with respect to each thereof, Debt arising under the following letters of credit issued by First Tennessee Bank:

Letter Of Credit	Description	Stated Amount
S133017	MCX Letter of Credit	$ 500,000.00
S133041	Great West Letter of Credit	$ 1,077,042.00
S173153	Liberty Mutual Work Comp Letter of Credit	$ 85,000.00
S273114	Protective Insurance Company	$ 1,100,000.00

(g)      Section 10.2.2 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (s) thereof, (ii) deleting the “.” At the end of clause (t) and substituting “; and” in lieu thereof, and (iii) adding the following new clause (u) at the end thereof:

(u)    Liens on Accounts that have been sold pursuant to the Citibank Receivables Purchase Agreement.
4.          Additional Covenants.  To induce Agent and Required Lenders to enter into this Amendment, Obligors covenant and agree to deliver to Agent,
(a)    no later than three (3) Business Days after consummation of the Contemplated Transaction, (i) fully executed copies of the definitive purchase agreement and all related transaction documents, together with all schedules thereto, and (ii) the original certificates evidencing the Equity Interests of LA Transport, LA Logistics, and LA Leasing pledged by LA Holdings under the Credit Agreement and Pledge Agreement, together with stock powers with respect thereto executed in blank,
(b)    no later than ten (10) Business Days after consummation of the Contemplated Transaction, the original certificates evidencing the Equity Interests of LA Holdings pledged by Parent under the Credit Agreement and Pledge Agreement, together with stock powers with respect thereto executed in blank,
(b)    on or before July 31, 2018, deliver to Agent satisfactory endorsements showing Agent as lender’s loss payee under the insurance policies insuring the personal property of the Landair Entities and otherwise complying with clauses (ii) and (iii) of Section 8.62(a) of the Credit Agreement,

(b)    on or before July 31, 2018, updated schedules to the Credit Agreement to give effect to Parent’s acquisition of the Landair Entities (including a list of any loans made by such Persons to any employee thereof), and
(c)    on or before September 1, 2018, and so long as the Citibank Receivables Purchase Agreement has not been terminated by the applicable Borrowers, the Citibank Intercreditor Agreement signed by Citibank, N.A. and all Borrowers party to the Citibank Receivables Purchase Agreement.
5.         Acknowledgment of the Obligors.  Borrowers and Guarantors, as Obligors, hereby acknowledge and agree that, to the best of their knowledge: (a) none of the Obligors has any defense, offset, or counter-claim with respect to the payment of any sum owed to Lenders or Agent under the Loan Documents, or with respect to the performance or observance of any warranty or covenant contained in the Credit Agreement or any of the other Loan Documents; and (b) Agent and Lenders have performed all obligations and duties owed to the Obligors through the date of this Amendment.
6.         Consent and Reaffirmation of Guaranty Agreements.
(a)     Parent hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Parent Guaranty (including without limitation, the continuation of Parent's payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of the Parent Guaranty against the Parent in accordance with its terms.

(b)     Each of DAS and TMS hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects its Guaranty (including without limitation, the continuation of each of DAS’s and TMS’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of its Guaranty against DAS and TMS in accordance with its terms.

7.         Representations and Warranties of the Obligors.  Borrowers and Guarantors, as Obligors, represent and warrant to Agent and Lenders that:
(a)    Compliance with Credit Agreement.  On the date hereof, no Default or Event of Default has occurred and is continuing;
(b)    Representations and Warranties.  On the date hereof, the representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date);
(c)    Power and Authority.  Each Obligor is duly authorized to execute, deliver and perform this Amendment.  The execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and do not (i) require any consent or approval of the holders of Equity Interests of the Obligors, other than those already obtained; (ii) contravene the Organic Documents of any Obligor; (iii) violate or cause a default under any Applicable Law, Material Contract or Material License; or (iv) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor; and

(d)    Enforceability.  This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of each Obligor, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
8.        Effect on Credit Agreement.  Except as specifically amended hereby, the terms and provisions of the Credit Agreement and the other Loan Documents are, in all other respects, ratified and confirmed and remain in full force and effect.  Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of Lenders or Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document.  Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendments.  No reference to this Amendment need be made in any notice, writing, or other communication relating to the Credit Agreement and the other Loan Documents, any such reference to the Credit Agreement and the other Loan Documents to be deemed a reference thereto as respectively amended by this Amendment.  All references to the Credit Agreement and the other Loan Documents in any document, instrument, or agreement executed in connection with the Credit Agreement and the other Loan Documents will be deemed to refer to the Credit Agreement and the other Loan Documents as respectively amended hereby.
9.       Instrument Pursuant to Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.
10.     Further Acts.  Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.
11.     Successors.  This Amendment shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, and their respective successors and permitted assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under this Amendment or any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3 of the Credit Agreement.
12.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
13.    Consent to Forum.  EACH OBLIGOR, HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR, IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE CREDIT AGREEMENT.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction. Notwithstanding the foregoing, Section 14.14 of the Credit Agreement is incorporated herein by reference and shall apply to this Amendment.

14.    Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of any Loan Document by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart of such agreement.
15.    Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.
16.    Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 14.1 of the Credit Agreement.
 [Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
BORROWERS:

COVENANT TRANSPORT, INC.

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Executive Vice President and Chief Financial Officer

CTG LEASING COMPANY

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Vice President

COVENANT ASSET MANAGEMENT, LLC

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Vice President

COVENANT TRANSPORT SOLUTIONS, LLC

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Executive Vice President and Chief Financial Officer

SOUTHERN REFRIGERATED TRANSPORT, INC.

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Executive Vice President and Chief Financial Officer

[Signatures continued on next page]

COVENANT TRANSPORT
SIXTEENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

STAR TRANSPORTATION, INC.

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Executive Vice President and Chief Financial Officer

COVENANT LOGISTICS, INC.

By:	/s/ David R. Parker
Name:	David R. Parker
Title:	Chief Executive Officer, President, Secretary and Treasurer

LANDAIR TRANSPORT, INC.

By:	/s/ David R. Parker
Name:	David R. Parker
Title:	Chief Executive Officer

LANDAIR LOGISTICS, INC.

By:	/s/ David R. Parker
Name:	David R. Parker
Title:	Chief Executive Officer

LANDAIR LEASING, INC.

By:	/s/ David R. Parker
Name:	David R. Parker
Title:	Chief Executive Officer

[Signatures continued on next page]

COVENANT TRANSPORT
SIXTEENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

GUARANTORS:

COVENANT TRANSPORTATION GROUP, INC.

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Executive Vice President and Chief Financial Officer

DRIVEN ANALYTIC SOLUTIONS, LLC

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Executive Vice President, Chief Financial Officer, and Treasurer

TRANSPORT MANAGEMENT SERVICES, LLC

By:	/s/ M. Paul Bunn
Name:	M. Paul Bunn
Title:	Vice President and Treasurer

LANDAIR HOLDINGS, INC.

By:	/s/ David R. Parker
Name:	David R. Parker
Title:	Chief Executive Officer

[Signatures continued on next page]

COVENANT TRANSPORT
SIXTEENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Douglas Cowan
Name:	Douglas Cowan
Title:	Senior Vice President

[Signatures continued on next page]

COVENANT TRANSPORT
SIXTEENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.

By:	/s/ Angela Leake
Name:	Angela Leake
Title:	Authorized Officer

COVENANT TRANSPORT
SIXTEENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

EXHIBIT A

Closing Checklist

See attached.

INDEX OF CLOSING DOCUMENTS

in connection with

SIXTEENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
and
JOINDER OF
LANDAIR TRANSPORT, INC., LANDAIR LOGISTICS, INC., and LANDAIR LEASING, INC.,
as New Borrowers,

and
JOINDER OF
LANDAIR HOLDINGS, INC.,
as a New Guarantor,
among

COVENANT TRANSPORTATION GROUP, INC.
as Parent,

CERTAIN SUBSIDIARIES OF PARENT,
as Existing Borrowers or Existing Guarantors,

CERTAIN FINANCIAL INSTITUTIONS
FROM TIME TO TIME PARTY THERETO,
as Lenders

and

BANK OF AMERICA, N.A.,
as Agent

Dated as of July 3, 2018

DEFINED TERMS:
Agent:	Bank of America, N.A., a national banking association
Lenders:	Bank of America, N.A.; JPMorgan Chase Bank, N.A.
Existing Borrowers:
Covenant Transport, Inc., a Tennessee corporation; CTG Leasing Company, a Nevada corporation; Covenant Asset Management, LLC, a Nevada limited liability company; Southern Refrigerated Transport, Inc., an Arkansas corporation; Covenant Transport Solutions, LLC, a Nevada limited liability company; Star Transportation, Inc., a Tennessee corporation; and Covenant Logistics, Inc., a Nevada corporation

Parent:	Covenant Transportation Group, Inc., a Nevada corporation
Existing Guarantors:	Parent; Driven Analytic Solutions, LLC, a Nevada limited liability company; and Transport Management Services, LLC, a Tennessee limited liability company
New Borrower:	Landair Transport, Inc. (“LA Transport”), Landair Logistics, Inc. (“LA Logistics”), and Landair Leasing, Inc. (“LA Leasing”), each a Tennessee corporation
New Guarantor:	Landair Holdings, Inc. (“LA Holdings”), a Tennessee corporation
SLF:	Scudder Law Firm, P.C., L.L.O., Counsel to Obligors
MW:	McGuireWoods LLP, counsel to Agent

Document:	Responsible Party	Comment
1. Sixteenth Amendment to Third Amended and Restated Credit Agreement	MW
2. Joinder Agreement	MW
3. Stock Pledge and Security Agreement Supplement, together with updated Schedule I	MW
4. Stock Powers (executed in blank) a. LA Holdings b. LA Transport c. LA Logistics d. LA Leasing	MW
5. Original Stock Certificates a. LA Holdings b. LA Transport c. LA Logistics d. LA Leasing	Borrowers	Borrowers to deliver post- closing
6. Solvency Certificate	MW
7. Lien Searches a. LA Holdings b. LA Transport c. LA Logistics d. LA Leasing	Borrowers / MW
8. UCC-1 Financing Statements a. LA Holdings b. LA Transport c. LA Logistics d. LA Leasing	MW
9. Secretary’s Certificate (LA Holdings)	Borrowers
Ex. A: Certified Articles of Incorporation
Ex. B: By-Laws
Ex. C: Resolutions
Ex. D: Good Standing Certificate
Ex. E: Incumbency
10. Secretary’s Certificate (LA Transport)	Borrowers
Ex. A: Certified Articles of Incorporation
Ex. B: By-Laws
Ex. C: Resolutions
Ex. D: Good Standing Certificate
Ex. E: Incumbency
11. Secretary’s Certificate (LA Logistics)	Borrowers
Ex. A: Certified Articles of Incorporation
Ex. B: By-Laws
Ex. C: Resolutions
Ex. D: Good Standing Certificate
Ex. E: Incumbency

Document:	Responsible Party	Comment
12. Secretary’s Certificate (LA Leasing)	Borrowers
Ex. A: Certified Articles of Incorporation
Ex. B: By-Laws
Ex. C: Resolutions
Ex. D: Good Standing Certificate
Ex. E: Incumbency
13. Completed W-9 form for New Guarantor and New Borrowers	Agent/ Borrowers
14. Completed Diligence Questionnaires a. LA Holdings b. LA Transport c. LA Logistics d. LA Leasing	Borrowers
15. Insurance Documents	Borrowers	Borrowers to deliver post- closing
a. Certificate of Liability Insurance including New Guarantor and New Borrowers
b. Evidence of Property Insurance including New Guarantor and New Borrowers
16. Opinion Letter	SLF

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